Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

          In connection with the Quarterly Report of Hudson Respiratory Care Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Patrick G. Yount, Chief Financial Officer of the Company, certify, to my knowledge, that:

3.	The Periodic Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

4.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK G. YOUNT

Patrick G. Yount Chief Financial Officer and Secretary May 13, 2003